CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-257483 on Form S-1 and Registration Statement Nos. 333-258210, 333- 258211, and 333-263312 on Form S-8 of our reports dated February 28, 2023, relating to the consolidated financial statements of Duolingo, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
New York, New York
February 28, 2023